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AS FILED WITH THE SECURITIES AND EXCHANGE

COMMISSION ON JUNE 18, 2008

Registration No. 333-151420

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM F-1
Registration Statement
Under
the Securities Act of 1933

BRITANNIA BULK HOLDINGS INC
(Exact Name of Registrant as Specified in its Charter)

Republic of the Marshall Islands (State or Other Jurisdiction of Incorporation or Organization)	4412 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

Dexter House
2 Royal Mint Court
London
EC3N 4QN
United Kingdom
+44 (0)20 7264 4900
(Address and telephone number of Registrant's Principal Executive Office)

CT Corporation System
111 Eighth Avenue, 13th Floor, New York, New York 10011
(212) 664-1666
(Name, address and telephone number of agent for service)

with copies to:

Peter Young Vinson & Elkins R.L.L.P. 33rd Floor, CityPoint One Ropemaker Street London EC2Y 9UE United Kingdom	Harald Halbhuber Davis Polk & Wardwell 99 Gresham Street London EC2V 7NG United Kingdom

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    File No. 333-151420

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333- 151420), as amended, is filed pursuant to Rule 462(d) solely to add an exhibit not previously filed with respect to such Registration Statement.

Item 16.    Exhibits and Financial Statement Schedules.

(a)   Exhibits

        The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit
10.18	—	Form of Shareholder Guarantee between Britannia Bulk Holdings Inc. and Nordea Bank Danmark A/S

(b)   Financial Statement Schedules

Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-151420) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on the 18th day of June, 2008.

BRITANNIA BULK HOLDINGS INC
By:	/s/ Arvid Tage
	Name:	Arvid Tage
	Title:	Chairman of the Board, Chief Executive Officer and Director

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 18th day of June, 2008.

Signature	Title
/s/ Arvid Tage Arvid Tage	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Fariyal Khanbabi Fariyal Khanbabi	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
* John Sinders	Non-Executive Director
* Jens Fehrn-Christensen	Non-Executive Director
* Soren Halsted	Non-Executive Director
*By:	/s/ Fariyal Khanbabi Fariyal Khanbabi

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the undersigned in the capacity indicated on the 18th day of June, 2008.

Name	Title
/s/ Donald Puglisi Puglisi & Associates	Authorized U.S. Representative

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EXPLANATORY NOTE
  Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES
POWER OF ATTORNEY
AUTHORIZED REPRESENTATIVE